Calculation of Filing Fee Tables
S-8
Burford Capital Ltd
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary shares, no par value ("Ordinary Shares")	Other	16,500,000	$ 14.12	$ 232,980,000.00	0.0001531	$ 35,669.24
2	Equity	Ordinary Shares	Other	6,600,000	$ 14.12	$ 93,192,000.00	0.0001531	$ 14,267.70
Total Offering Amounts:						$ 326,172,000.00		$ 49,936.94
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 49,936.94
Offering Note
[1]	(a) This registration statement on Form S-8 (this "Registration Statement") is being filed by Burford Capital Limited (the "Registrant") with the US Securities and Exchange Commission (the "SEC") to register 16,500,000 Ordinary Shares which may be issued under the Burford Capital Limited 2025 Omnibus Incentive Compensation Plan (as amended, supplemented or otherwise modified from time to time, the "2025 Omnibus Incentive Compensation Plan"). (b) Pursuant to Rule 416(a) under the US Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers any additional Ordinary Shares that may become issuable under the 2025 Omnibus Incentive Compensation Plan pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding Ordinary Shares. (c) "Proposed Maximum Offering Price per Unit" and "Maximum Aggregate Offering Price" are estimated, solely for the purpose of calculating the registration fee, pursuant to Rules 457(c) and 457(h)(1) promulgated under the Securities Act, based on the average of the high and low sales prices for the Ordinary Shares reported on the New York Exchange on May 14, 2025. (d) "Amount of Registration Fee" is determined in accordance with Section 69b) of the Securities Act at a rate equal to $153.10 per $1,000,000 of the proposed maximum aggregate offering price.

[2]	(a) This Registration Statement is being filed by the Registrant with the SEC to register 6,600,000 Ordinary Shares which may be issued under the Burford Capital Deferred Compensation Plan (as amended, supplemented or otherwise modified from time to time, the "NQDC Plan"). (b) Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also covers any additional Ordinary Shares that may become issuable under the NQDC Plan pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding Ordinary Shares. (c) "Proposed Maximum Offering Price per Unit" and "Maximum Aggregate Offering Price" are estimated, solely for the purpose of calculating the registration fee, pursuant to Rules 457(c) and 457(h)(1) promulgated under the Securities Act, based on the average of the high and low sales prices for the Ordinary Shares reported on the New York Exchange on May 14, 2025. (d) "Amount of Registration Fee" is determined in accordance with Section 69b) of the Securities Act at a rate equal to $153.10 per $1,000,000 of the proposed maximum aggregate offering price.